   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 2001
                                         Registration Statement No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                                STOCKERYALE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        MASSACHUSETTS                                            04-2114473
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                                32 HAMPSHIRE ROAD
                           SALEM, NEW HAMPSHIRE 03079
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
            STOCKERYALE, INC. - 2000 STOCK OPTION AND INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)
                              --------------------

                                MARK W. BLODGETT
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                StockerYale, Inc.
                                32 Hampshire Road
                           Salem, New Hampshire 03079
                                 (603) 893-8778
 (NAME, ADDRESS AND TELEPHONE NUMBER INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                              --------------------
                                    COPY TO:
                              STUART M. CABLE, P.C.
                               Goodwin Procter LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000
                              --------------------

                         CALCULATION OF REGISTRATION FEE

========================= ==================== ======================= ====================== ======================
                                                  Proposed Maximum       Proposed Maximum
 Title of Securities to      Amount to be          Offering Price       Aggregate Offering          Amount of
     be Registered          Registered (1)         per Share (2)              Price(2)          Registration Fee(2)
------------------------- -------------------- ----------------------- ---------------------- ----------------------
Common Stock,                  2,000,000             $10.4765              $20,953,000             $5,238.25
$0.001 par value
------------------------- -------------------- ----------------------- ---------------------- ----------------------

(1) Plus such additional number of shares as may be required pursuant to the option plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.
(2) This estimate is made pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of determining the amount of the registration fee and is based upon the sum of (a) the aggregate offering price with respect to 486,110 stock options for which the exercise price is known and (b) 1,513,890 stock options for which the exercise price is not known multiplied by the average of the high and low sale prices reported on the Nasdaq National Market on July 18, 2001.

================================================================================

This Registration Statement on Form S-8 relates to (i) 2,000,000 additional shares of common stock, par value $.001 per share of StockerYale, Inc., a Massachusetts corporation, which may be issued under its 2000 Stock Option and Incentive Plan. StockerYale, Inc. hereby incorporates by reference the contents of its Registration Statement on Form S-8, File No. 333-39082, filed with the Securities and Exchange Commission on June 9, 2000, covering an aggregate of 400,000 shares of common stock that may be issued under the Plan. On July 31, 2000, StockerYale, Inc. filed a report on Form 8-K, File No. 000-27372 to announce that it had effected a 2-for-1 stock split on shares of its common stock, increasing the number of shares available for issuance under the Plan to 800,000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in the requirements of Part I are not required to be filed with the Securities and Exchange Commission as part of this Registration Statement on Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         StockerYale, Inc. (the "Company") hereby incorporates by reference into this Registration Statement (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2001, filed with the Securities and Exchange Commission pursuant to the Exchange Act, (iii) the Company's Report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2001 pursuant to the Exchange Act and (iv) the description of the Company's Common Stock contained in the Registration Statement on Form 10-SB/A dated December 29, 1995, filed with the Securities and Exchange Commission pursuant to Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         INDEMNIFICATION. The Company is a Massachusetts corporation. Massachusetts General Laws Chapter 156B, Section 67 provides that a corporation may, subject to certain limitations, indemnify its directors, officers, employees and other agents, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the corporation's articles of organization, a by-law adopted by the stockholders, or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

         Section 67 also provides that a corporation may purchase and maintain insurance against liability incurred by an officer, director, employee or other agent of the corporation, or who serve at its request in any capacity with respect to any employee benefit plan, in his capacity as or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

         The Company's By-laws provide that directors and officers of the Company shall be indemnified by the Company against liabilities and expenses arising out of service as a director or officer of the Company. The By-laws provide that such indemnification shall not be provided if (i) it is determined that the action giving rise to the liability was not taken in good faith and in the reasonable belief that the action was in the best interests of the Company or (ii) in a criminal matter, it is adjudicated or determined that the director or officer had reasonable cause to believe his conduct was unlawful. No indemnification shall be provided for any director or officer with respect to any proceeding by or in the right of the Company or alleging that a director or officer received an improper personal benefit if he is adjudged liable to the Company in such proceeding. The By-laws provide that the indemnification provision in the By-laws does not limit any other right to indemnification existing independently of the By-laws. The By-laws also provide that the right of directors and officers to indemnification is a contract right.

         Under the By-laws, indemnification shall include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated or determined to be not entitled to such indemnification under the By-laws, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided even if the person to be indemnified is no longer an officer, director, or employee of the Company.

         The By-laws provide that the Company shall not indemnify a director or officer in connection with any action, suit, proceeding or investigation initiated by the director or officer unless such initiation was approved by the Board of Directors of the Company.

         The By-laws provide that the Company is authorized to purchase and maintain liability insurance on behalf of any director, officer, employee or agent of the Company, whether or not the Company would have power to indemnify him against such liability or cost.

         LIMITATION OF LIABILITY. Massachusetts General Laws Chapter 156B,
Section 13 enables a corporation in its original articles of organization or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 and 62 of Chapter 156B (providing for liability of directors for authorizing illegal distributions and for making loans to directors, officers and certain shareholders) or (iv) for any transaction from which a director derived an improper personal benefit. The Company's Amended and Restated Articles of Organization provide that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of the director's fiduciary duties. This limitation of liability does not limit any director's liability

(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 and 62 of Chapter 156B (providing for liability of directors for authorizing illegal distributions and for making loans to directors, officers and certain shareholders) or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company and its officers and directors do not currently carry liability insurance.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

         4.1 Amended and Restated Articles of Organization, incorporated by reference to Exhibit 3.1 of StockerYale, Inc.'s Form 10-KSB for the fiscal year ended December 31, 2000.

         4.2 Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 of StockerYale, Inc.'s Form 10-SB, as amended, filed on November 2, 1995.

         5.1      Opinion of Goodwin Procter LLP.*

         23.1     Consent of Arthur Andersen LLP, Independent Accountants.*

         23.2 Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).

         24.1     Powers of attorney (see signature page).*

         99.1 StockerYale, Inc. 2000 Stock Option and Incentive Plan, incorporated by reference to Exhibit 99.1 of StockerYale, Inc.'s Form S-8, File No. 333-39082, filed on June 9, 2000.

         99.2 Amendment No. 1 to StockerYale, Inc. 2000 Stock Option and Incentive Plan.*

----------------------------

* Filed herewith

Item 9.  Undertakings

         (a)      The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any acts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective Registration Statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on July 24, 2001.

                                STOCKERYALE, INC.

                                By:      /s/ Mark W. Blodgett
                                         -------------------------------------
                                         Mark W. Blodgett
                                         Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Mark
W. Blodgett and Gary B. Godin, and each of them, as her or his true and lawful attorney-in-fact and agent, with full power of substitution, for her or him and in her or his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

                   SIGNATURE                              TITLE                         DATE
                   ---------                              -----                         ----
/s/ Mark W. Blodgett                    Chairman of the Board of Directors         July 24, 2001
--------------------------------------  and Chief Executive Officer
MARK W. BLODGETT


/s/ Alain Beauregard                    President and Director                     July 24, 2001
--------------------------------------
ALAIN BEAUREGARD


                                        Director
--------------------------------------
LAWRENCE W. BLODGETT


/s/ Clifford L. Abbey                   Director                                   July 24, 2001
--------------------------------------
CLIFFORD L. ABBEY


/s/ Steven E. Karol                     Director                                   July 24, 2001
--------------------------------------
STEVEN E. KAROL


/s/ Dr. Herbert Cordt                   Director                                   July 24, 2001
--------------------------------------
DR. HERBERT CORDT


/s/ Raymond J. Oglethorpe               Director                                   July 24, 2001
--------------------------------------
RAYMOND J. OGLETHORPE


/s/ Gary B. Godin                       Executive Vice President-Finance           July 24, 2001
--------------------------------------  and Treasurer
GARY B. GODIN

                                  EXHIBIT INDEX

EXHIBIT
NUMBER   DESCRIPTION

         4.1 Amended and Restated Articles of Organization, incorporated by reference to Exhibit 3.1 of StockerYale, Inc.'s Form 10-KSB for the fiscal year ended December 31, 2000.

         4.2 Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 of StockerYale, Inc.'s Form 10-SB, as amended, filed on November 2, 1995.

         5.1      Opinion of Goodwin Procter LLP.*

         23.1     Consent of Arthur Andersen LLP, Independent Accountants.*

         23.2 Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).

         24.1     Powers of attorney (see signature page).*

         99.1 StockerYale, Inc. 2000 Stock Option and Incentive Plan, incorporated by reference to Exhibit 99.1 of StockerYale, Inc.'s Form S-8, File No. 333-39082, filed on June 9, 2000.

         99.2 Amendment No. 1 to StockerYale, Inc. 2000 Stock Option and Incentive Plan.*

----------------------------

* Filed herewith